Exhibit 99.1

SAMPLE

THE DEPOSITORY TRUST COMPANY	DATE
TENDERS INSTRUCTION DETAIL	TIME

*************************    COVERED PROTECT    *************************

TARGET CUSIP:	DESC: TELEVENTGITS.AF	+ CONTRA CUSIP:
TRANSACTION ID:	TICKET SEQ:	STATUS: MADE
TRANSACTION DATE:	SUBMITTED BY:
PARTICIPANT:	QUANTITY:

AN “A” IN THE FOLLOWING PARENTHESIS INDICATES THAT YOU ACKNOWLEDGED RECEIPT OF, AND AGREEMENT TO BE BOUND BY, THE REPRESENTATIONS ON PAGES 36-37 AND 40 OF THE PROSPECTUS FOR THE OFFER IDENTIFIED BY THE CONTRA CUSIP ABOVE:        ( A )

COMMENT:        N/A

CONDITIONS:        N/A

CONTACT NAME:	CONTACT PHONE: ( )

PF6/18:PREVIOUS PF7/19: PTOP MENU PF8/20: END FUNCTION PF9/21:SI